EXHIBIT 1.3

[FORM OF PURCHASE AGREEMENT FOR DEBT SECURITIES]

VERIZON COMMUNICATIONS INC.

PURCHASE AGREEMENT

Verizon Communications Inc., a Delaware corporation (the “Company”), proposes to issue and sell [$/€/£/C$]    ,000 aggregate principal amount of its [ % Notes due     ] [Floating Rate Notes due     ] (the “Notes”). The Notes will have the terms and provisions that are summarized in the General Disclosure Package (as defined in the Standard Debt Securities Purchase Agreement Provisions (     Edition) (the “Standard Purchase Agreement Provisions”) attached hereto as Annex A) relating to the offering of the Notes. [The Company will apply to have the Notes listed on the [insert name of applicable exchange].]1 Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and the purchasers named in Schedule A attached hereto (the “Purchasers”) severally agree to purchase, the Notes at % of their principal amount plus[, in each case,] accrued interest, if any, from    ,      to the date of payment and delivery thereof. The Notes will be initially reoffered to the public at % of their principal amount plus[, in each case,] accrued interest, if any, from    ,      to the date of payment and delivery thereof.2

The Purchasers have advised the Company that they propose to offer the Notes on the terms and conditions set forth herein and in the General Disclosure Package [(provided that it is understood and agreed that the offering and resale of the Notes into Canada by the Purchasers as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws) (as defined in the Standard Purchase Agreement Provisions)]3. All of the provisions contained in the Standard Purchase Agreement Provisions shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein. For the avoidance of doubt, the provisions herein will supersede any provisions in the Standard Purchase Agreement Provisions where there may be a conflict. Unless otherwise defined herein, terms used in this Purchase Agreement that are defined in the Standard Purchase Agreement Provisions have the meanings set forth in the Standard Purchase Agreement Provisions. [In this Purchase Agreement, “CAD” and “C$” refer to the lawful currency of Canada.]4 [For purposes of this Purchase Agreement, “Representatives” as used in the Standard Purchase Agreement Provisions means all of the Purchasers.]5

[1]	Include if applicable.
[2]	Replace this paragraph with the following if application will be made to list the Notes on the Taipei Exchange:

Verizon Communications Inc., a Delaware corporation (the “Company”), having its principal executive offices at 1095 Avenue of the Americas, New York, New York 10036, proposes to issue and sell $    ,000 aggregate principal amount of its [ % Notes due     ] [Floating Rate Notes due     ] (the “Notes”). The Notes will have the terms and provisions that are summarized in the General Disclosure Package (as defined in the Standard Debt Securities Purchase Agreement Provisions (     Edition) (the “Standard Purchase Agreement Provisions”) attached hereto as Annex A) relating to the offering of the Notes. Among the Purchasers (as defined below),     , is appointed by the Company as the lead manager (the “Lead Manager”). Notwithstanding anything to the contrary in this Purchase Agreement, the Notes are intended to be listed on the Taipei Exchange (the “TPEx”) in the Republic of China (“ROC”) and application will be made to the TPEx for listing of, and permission to deal in, the Notes by way of debt issues to “professional institutional investors,” as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC; (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers; and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. The pricing date of the Notes is     ,     . Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and the purchasers named in Schedule A attached hereto (the “Purchasers”) severally agree to purchase, on a firm commitment basis, the Notes in the principal amounts set forth opposite such Purchasers’ names in Schedule A, at the Public Purchase Price (as defined below) plus accrued interest, if any, from     ,      to the date of payment and delivery thereof and net of the applicable Underwriting Commission (as defined below). The Notes will be initially reoffered to the public at 100% of their principal amount (the “Public Purchase Price”), plus accrued interest, if any, from     ,      to the date of payment and delivery thereof.

[3]	Include if Notes will be C$ denominated.
[4]	Include if Notes will be C$ denominated.
[5]	Include if application will be made to list the Notes on the Taipei Exchange.

[For purposes of this Purchase Agreement, any reference to “Representatives” as used in the Standard Purchase Agreement Provisions means all of the Purchasers. Among the Purchasers,      will act as lead purchaser[s] (together, the “Lead Purchaser[s]”) and are hereby authorized by the other Purchasers to act on their behalf, as provided for in this Purchase Agreement. The Company will be entitled to and will act on any notice, waiver, extension or other communication given by or on behalf of the Purchasers by the Lead Purchaser[s], which will represent the Purchasers and which will have the authority to bind the Purchasers in respect of all matters hereunder, except in respect of (i) any waiver of the conditions set forth below or in Article IV of the Standard Purchase Agreement Provisions, (ii) any settlement under Article VIII of the Standard Purchase Agreement Provisions, (iii) any notice of termination pursuant to Article X of the Standard Purchase Agreement Provisions, which notice may be given by any of the Purchasers or (iv) any amendment to this Purchase Agreement which must be signed by all of the Purchasers.]6

CONDITIONS TO PURCHASERS’ OBLIGATIONS:

The obligation of each Purchaser to purchase the Notes on the Closing Date (as defined below) as provided herein is subject to the performance by the Company of its covenants and other obligations specified in Article IV of the Standard Purchase Agreement Provisions[ /and to the following additional condition[s]:]

[(a) The Purchasers shall have received on the Closing Date an opinion of _______________, counsel to the Company, dated the Closing Date, in a form satisfactory to the Company and the Purchasers.]

[(b) The Notes shall have been deemed eligible for clearance and settlement through the facilities of Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”) and the Company shall have appointed U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee, or its affiliates, as applicable, to act as registrar, transfer agent and paying agent with respect to the Notes as contemplated in the General Disclosure Package.]7

[(c) the Purchasers shall have received on the Closing Date an opinion of _______________, Canadian counsel to the Purchasers, dated the Closing Date, in a form satisfactory to the Purchasers;

(d) the Purchasers shall have received on the Closing Date an opinion of _______________, Canadian counsel to the Company, dated the Closing Date, in a form satisfactory to the Company and the Purchasers;]8

[(e) The Purchasers shall have received on the Closing Date the opinion of _______________, Attorneys-at-Law, special Taiwanese counsel to the Company, dated the Closing Date, in a form satisfactory to the Company and the Purchasers;

(f) The Taiwan Securities Association (the “TSA”) shall have granted its approval for recordation of submission of this Purchase Agreement; and

(g) The approval of the TPEx for the listing of the Notes on the TPEx shall have been granted (or the Purchasers have been reasonably satisfied that such approval will be granted).]9

In consideration of the agreement by the Purchasers to purchase the Notes as provided in the preceding paragraph, the Company shall pay to each Purchaser the underwriting commission set forth opposite such Purchaser’s name in Schedule A (collectively, the “Underwriting Commission”). The Underwriting Commission of each Purchaser shall be deducted from the Gross Proceeds (as defined below) of the Notes purchased by such Purchaser on the Closing Date (as defined below) prior to the payment of such Gross Proceeds to the Company. “Gross Proceeds” means, with respect to any Purchaser, the amount equal to the product of (i) the Public Purchase Price and (ii) the principal amount of the Notes to be purchased by such Purchaser as set forth opposite such Purchaser’s name in Schedule A.

[COVENANTS OF THE COMPANY:

In addition to the covenants contained in Article VI of the Standard Purchase Agreement Provisions, the Company covenants to the several Purchasers as follows:

(a) The Company will cooperate with the Purchasers to cause the Notes to be eligible for clearance and settlement through Euroclear and Clearstream.]10

[(b) The Company agrees to use its commercially reasonable efforts to accomplish the listing of the Notes on the TPEx;

[6]	Include if the Notes will be C$ denominated.
[7]	Include if the Notes will clear and settle exclusively through Euroclear and Clearstream or through accounts maintained with them.
[8]	Include if Notes will be C$ denominated.
[9]	Include if application will be made to list the Notes on the Taipei Exchange.
[10]	Include if the Notes will clear and settle exclusively through Euroclear and Clearstream or through accounts maintained with them.

(c) The Company agrees that it will pay or cause to be paid all fees and expenses incurred with respect to the listing, trading or quotation of the Notes by the TPEx or any other listing authority, stock exchange or quotation system as contemplated in the following paragraph;

(d) In connection with the application to the TPEx for the listing of, and permission to deal in, the Notes, the Company agrees that it will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Notes is outstanding or until such time as payment of principal, premium, if any, and interest in respect of the Notes then outstanding has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing in circumstances including, but not limited to, where obtaining or the maintenance of such listing would require preparation of financial statements in accordance with accounting standards other than U.S. GAAP in a manner that, in the Company’s opinion, is burdensome, it will consider obtaining and maintaining the quotation for, or listing of, the Notes by such other listing authority, stock exchange and/or quotation system as the Purchasers shall reasonably request. However, if such an alternative listing is not available to the Company or is, in the Company’s opinion, burdensome, an alternative listing for the Notes need not be considered by the Company. In addition, for so long as the Notes are admitted to listing, trading and/or quotation by a listing authority, stock exchange and/or quotation system, and such listing authority, stock exchange and/or quotation system requires the existence of a paying agent in a particular location, the Company will maintain a paying agent as required; and

(e) The Company will supply to the Purchasers such copies of the General Disclosure Package and the Prospectus as may be reasonably requested by the Purchasers on or before the Closing Date.]11

[PURCHASERS’ REPRESENTATIONS

In addition to the representations and warranties contained in Article II of the Standard Purchase Agreement Provisions, each Purchaser severally and not jointly represents and warrants that:

(A) All licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required by it, including without limitation, the TPEx and TSA, for or in connection with the purchase and/or distribution and/or underwriting of the Notes in the ROC and the compliance by it with the terms of any of the foregoing have been obtained and are in full force and effect, and each Purchaser agrees that, without the prior written consent of the Company, it will not offer or sell the Notes outside the ROC;

(B) It has been and will be solely responsible for assessing the identity and qualifications of the prospective investors in the Notes that purchase Notes from it and ensuring that the Pricing Prospectus is delivered to such investors, in each case prior to the Applicable Time; and

(C) It has complied with and will comply with all applicable ROC laws and regulations in the purchase, underwriting or distribution of the Notes.

PURCHASERS’ COVENANTS

(A) Each Purchaser severally and not jointly undertakes that:

1. It shall deliver the General Disclosure Package and the Prospectus in sufficient copies to the potential investors in the Notes on or before     ,     ;

2. The Underwriting Commission payable to it may not be repaid or refunded by it by any means or in any form to the Company or its related parties or their designated persons; and

3. It shall pay such stamp duties as are payable under the laws of the ROC in connection with the execution and delivery of this Purchase Agreement if this Purchase Agreement is executed in the ROC.

(B) [Insert name of the applicable Purchaser], undertakes that:

1. [Insert name of the applicable Purchaser], shall act as the liquidity provider for the purpose of providing quotations for the Company in respect of the Notes in accordance with Article 24-1 of the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (the “TPEx Rules”) and the relevant regulations; and

2. [Insert name of the applicable Purchaser], represents and undertakes that it has obtained, or will before the Closing Date obtain, all licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required for it to perform the undertaking specified in subparagraph 1. of this paragraph (B).

[11]	Include if application will be made to list the Notes on the Taipei Exchange

LEAD MANAGER’S COVENANTS

The Lead Manager undertakes that:

(A) The Lead Manager shall act as the filing agent for the Company and assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Notes and making an application (including submitting to the TPEx a photocopy of this Purchase Agreement being executed by all the parties hereto together with other documents as required by the applicable laws and regulations of the TPEx) to the TPEx for the listing and trading of the Notes on the TPEx, on or about the day as separately agreed by the Company and the Lead Manager, but in no event later than four business days prior to the Closing Date;

(B) The Lead Manager shall submit to the TSA an original copy of this Purchase Agreement being executed by all the parties hereto, together with other documents as required by the applicable laws and regulations of the TSA, on or about the day as separately agreed by the Company and the Lead Manager, but in no event later than four business days prior to the Closing Date; and

(C) The Lead Manager shall complete an underwriting announcement in connection with the issue and offering of the Notes in form and substance as required by the applicable laws and regulations on the website of the TSA on or about the day as separately agreed by the Company and the Lead Manager, but no later than one day prior to the Closing Date.]12

[DENOMINATION OF THE NOTES:

The Notes shall be in the form of one or more Global Notes which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes and shall be deposited with and registered in the name of the common depositary or its nominee, in respect of interests held through Euroclear and Clearstream.]13

CLOSING:

Subject to the terms and conditions set forth or incorporated by reference herein, the Purchasers agree to pay for the Notes by wire transfer in same day funds to an account designated by the Company upon delivery of such Notes at [in accordance with the terms of an authentication by the Company to the Sub-Authenticating Agent (as defined in the Standard Purchase Agreement Provisions]14   :   a.m. (New York City time) on    ,      (the “Closing Date”), or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers [or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the “Representatives”)].1516

RESALE:

[The Purchasers represent that they intend to resell the Notes, and, therefore, the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable. /The Purchasers represent that they do not intend to resell the Notes, and, therefore, the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

Each Purchaser represents and agrees that: [Insert applicable foreign selling restrictions]

[12]	Include if application will be made to list the Notes on the Taipei Exchange.
[13]	Include if the Notes will clear and settle exclusively through Euroclear and Clearstream or through accounts maintained with them.
[14]	Include if the Notes will be C$ denominated.
[15]	Include if applicable.
[16]	Replace this paragraph with the following if the Notes will clear and settle exclusively through Euroclear and Clearstream or through accounts maintained with them:

Subject to the terms and conditions set forth or incorporated by reference herein, [the Purchasers/[insert the name of the applicable Purchaser], on behalf of the Purchasers,] agree[s] to pay for and receive the Notes by delivery-versus-payment settlement through the systems of Euroclear and Clearstream prior to [ :00 [a./p.]m. (Hong Kong time) on ___, ___________ (the “Closing Date”) /  :00 [a./p.]m. (London time)], or  :00 [a./p.]m. (New York City time), on     ,      [(the “Closing Date”)], or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers [or the firm or firms designated as the representatives, as the case may be, of the Purchasers (the “Representatives”). [[The Purchasers/[insert the name of the applicable Purchaser], on behalf of the Purchasers,] will pay the Gross Proceeds, after deducting the Underwriting Commission of the Purchasers, to the Company on behalf of the Purchasers upon delivery of the Notes.]

[Each Purchaser further represents and agrees that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus[, the Canadian Offering Memorandum]17 or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.]18 [Each Purchaser that is not resident in Canada for purposes of the Income Tax Act (Canada) represents and warrants that none of the services for which it would be compensated under this Purchase Agreement will be performed by or on behalf of such Purchaser in Canada.]19

[SUBSTITUTION OF PURCHASERS:

The provisions in Article XII of the Standard Purchase Agreement Provisions shall be superseded and replaced in their entirety with the following:

If for any reason any Purchaser shall not purchase the Notes it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such Notes hereunder. If any Notes remain unpurchased after such 24-hour period, the Company shall have the right either to elect (i) to consummate the sale except as to any such unpurchased Notes so remaining or (ii) within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase by one or more other parties (collectively, the “Substitute Purchaser”) of such unpurchased Notes such that all of the Notes originally scheduled to be purchased hereunder shall be purchased by the non-defaulting Purchasers and such Substitute Purchaser. In either of such cases described in the first and second sentences of this paragraph, either the Purchasers, on the one hand, or the Company, on the other hand, shall have the right to postpone the Closing Date for not more than seven business days and in no event for longer than the maximum number of business days permitted by the applicable laws and regulations and/or the regulators (including, but not limited to, the TPEx Rules). If the Company shall not elect to so consummate the sale pursuant to clause (i) of the second sentence of this paragraph and any unpurchased Notes remain for which no satisfactory Substitute Purchaser is obtained pursuant to clause (ii) of the second sentence of this paragraph, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any Notes under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.]20

ISSUER FREE WRITING PROSPECTUSES:

Any Issuer General Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the Notes is identified in Schedule B attached hereto and any Issuer Limited Use Free Writing Prospectus (as such term is defined in the Standard Purchase Agreement Provisions) relating to the offering of the Notes is identified in Schedule C attached hereto.

APPLICABLE TIME:

The “Applicable Time” for purposes of this Purchase Agreement shall be   :   [a. /p.]m. (New York City time)[/   :   [a. /p.]m. (London time)]21 on    ,     .

[RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES:

(a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Purchase Agreement, and any interest and obligation in or under this Purchase Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Purchase Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Purchase Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Purchase Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.]22

[17]	Include if Notes will be C$ denominated.
[18]	Include if the Purchasers intend to resell the Notes.
[19]	Include if Notes will be C$ denominated.
[20]	Include if application will be made to list the Notes on the Taipei Exchange.
[21]	Include if applicable.
[22]	Include if applicable.

[EU BAIL-IN PROVISIONS:

Notwithstanding and to the exclusion of any other term herein or in the Standard Purchase Agreement Provisions or any other agreements, arrangements, or understanding between any Purchaser and the Company, the Company acknowledges, accepts, and agrees that a BRRD Liability arising hereunder may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of the relevant Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Purchaser to the Company hereunder, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Purchaser or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms hereof, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in the preceding paragraph,

(a)

“Bail-in Legislation” means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

(b)

“Bail-in Powers” means in relation to a member state of the European Economic Area which has implemented, or which implements, the BRRD, any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

(c)	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(d)	“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised;

(e)

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499;

(f)	“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a Purchaser.][23]

[UK BAIL-IN PROVISIONS:

Notwithstanding and to the exclusion of any other term herein or in the Standard Purchase Agreement Provisions or any other agreements, arrangements, or understanding between any Purchaser and the Company, the Company acknowledges, accepts, and agrees that a BRRD Liability arising hereunder may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any Purchaser to the Company hereunder, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant Purchaser or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the UK Bail-in Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms hereof, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

[23]	Include if applicable.

As used in the preceding paragraph,

(a)

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(b)	“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

(c)

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability][24]

[MIFID II PRODUCT GOVERNANCE/TARGET MARKET:

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the [mutual]25 responsibilities of manufacturers under the Product Governance Rules: (a) [each of] [insert name(s) of the applicable Purchaser(s)] ([each, a/the] “Manufacturer”) acknowledges [to each other Manufacturer]26 that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Issuer General Use Free Writing Prospectus and the Prospectus; and (b) each of [insert name(s) of the applicable Purchaser(s)] and the Company notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified in the Issuer General Use Free Writing Prospectus and the Prospectus as applying to the Notes by the Manufacturer(s) and the related information set out in the Issuer General Use Free Writing Prospectus and the Prospectus.]27

[UK MIFIR PRODUCT GOVERNANCE/TARGET MARKET:

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules: (a) each of J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, Merrill Lynch International and Goldman Sachs & Co. LLC (each a “UK Manufacturer” and together the “UK Manufacturers”) and the Company acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Issuer General Use Free Writing Prospectus and the Prospectus; and (b) the Purchasers and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Issuer General Use Free Writing Prospectus and the Prospectus.]28

MISCELLANEOUS:

[The Purchasers agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”)[, as amended in the following manner: [insert any amendments to the Agreement Among Managers here.]]29

[Each Purchaser agrees to pay the portion of the Purchasers’ collective expenses related to the offering of the Notes represented by such Purchaser’s pro rata share (based on the proportion that the aggregate principal amount of Notes set forth opposite each Purchaser’s name in Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all Purchasers in Schedule A) of the Notes (with respect to each Purchaser, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Purchaser hereby agrees that [insert Purchaser(s) name(s)] may allocate the Pro Rata Expenses to the account of such Purchaser for settlement of accounts (including payment of such Purchaser’s fees by [insert Purchaser(s) name(s)][, as applicable]) as soon as practicable, but in any case no later than 90 days following the Closing Date.]30

[24]	Insert if applicable.
[25]	Insert if applicable.
[26]	Insert if applicable.
[27]	Include if applicable.
[28]	Insert if applicable.
[29]	Include if applicable.
[30]	Include if applicable.

[The Company and the Purchasers irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Purchase Agreement, the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Prospectus or the offering of the Notes.]31

This Purchase Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

[One or more of the Purchasers may be restricted in its U.S. securities dealings under the Bank Holding Company Act and not be United States-registered broker-dealer(s). All sales of securities in the United States will be made by or through United States-registered broker-dealers.]32

This Purchase Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Purchase Agreement by facsimile or electronic transmission in portable document format (PDF) shall be equally effective as delivery of a manually executed counterpart hereof. Each party agrees that this Purchase Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Purchase Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

[31]	Include if any of the Purchasers are organized in a non-U.S. jurisdiction.
[32]	Include if applicable.

In witness whereof, the parties have executed this Purchase Agreement this   day of    ,      .

[Names of the Purchasers or the Representatives of the several Purchasers named in Schedule A hereto]

By:
Name:
Title:

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

SCHEDULE A

The names of the Purchasers and the principal amount of Notes that each respectively agrees to purchase [and the respective portion of the Underwriting Commission that each Purchaser is to receive]22 are as follows:

Name	Principal Amount of Notes		[Underwriting Commission
	[$/€/£/C$]	000,000	$000

Total	[$/€/£/C$]	000,000	$000	][23]

[22]	Include if application will be made to list the Notes on the Taipei Exchange.
[23]	Include if application will be made to list the Notes on the Taipei Exchange.

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[Specify Each Issuer General Use Free Writing Prospectus or if none so state]

SCHEDULE C

ISSUER LIMITED USE FREE WRITING PROSPECTUSES

[Specify Each Issuer Limited Use Free Writing Prospectus or if none so state]

ANNEX A

VERIZON COMMUNICATIONS INC.

STANDARD DEBT SECURITIES PURCHASE AGREEMENT PROVISIONS

(     Edition)

Verizon Communications Inc., a Delaware corporation (the “Company”), may enter into one or more purchase agreements providing for the sale of Debt Securities (as defined below) to the purchaser or purchasers named therein (the “Purchasers”). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as “this Agreement.” Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

I. SALE OF THE DEBT SECURITIES

The Company proposes to issue one or more series of Debt Securities pursuant to the provisions of an indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of April 4, 2016 (the “Fourth Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of May 15, 2020 (the “Fifth Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”). In a supplemental indenture to the Indenture, a resolution of the Board of Directors of the Company or an officers’ certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of Debt Securities, the Company will designate the title of each new series of Debt Securities, and the aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), Registration Statement No. 333-     relating to certain securities including the Company’s debt securities (“Debt Securities”), including a prospectus which relates to the Debt Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to the particular series of Debt Securities to which this Agreement relates (such particular series being hereinafter referred to as the “Notes”) pursuant to Rule 424(b) under the Act (“Rule 424(b)”). The various parts of Registration Statement No. 333-    , including all exhibits and any schedules thereto, but excluding the Statement of Eligibility of the Trustee under the Indenture, and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part thereof, each as amended at the time such part of the registration statement became effective, are referred to collectively as the “Registration Statement;” the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission on or prior to the time identified in the Purchase Agreement as the “Applicable Time” (the “Applicable Time”) is referred to as the “Basic Prospectus;” the Basic Prospectus, as it may be amended and supplemented in connection with the Notes (including as amended or supplemented by any preliminary prospectus supplement relating to the Notes) prior to the Applicable Time is referred to as the “Pricing Prospectus;” and the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act is referred to as the “Prospectus.” As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Pricing Prospectus” [, / and] “Prospectus”[, “Preliminary Canadian Offering Memorandum”, as defined below, and “Canadian Offering Memorandum”, as defined below]33 shall include in each case the material, if any, incorporated by reference therein.

[33]	Include if Notes will be C$ denominated.

[References to “Canadian Offering Jurisdictions” shall mean, collectively, all of the provinces of Canada, and references to “Canadian Securities Laws” shall mean all applicable securities laws of each of the Canadian Offering Jurisdictions, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in the Canadian Offering Jurisdictions. The Company has prepared a preliminary Canadian offering memorandum (the “Preliminary Canadian Offering Memorandum”) dated     , 20[ ] relating to the Notes and the Company agrees to prepare a final Canadian offering memorandum (the “Canadian Offering Memorandum”) dated     , 20[ ] relating to the Notes.]34

II. PURCHASERS’ REPRESENTATIONS AND RESALE

Each Purchaser severally and not jointly represents and warrants that the information furnished in writing by such Purchaser to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus[, / or] the Prospectus[, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum]35 or in any Issuer Free Writing Prospectus, as defined in Article VII hereof, does not and will not contain any untrue statement of a material fact and does not and will not omit any material fact in connection with such information necessary to make such information, in the light of the circumstances under which it was made, not misleading.

If the Purchasers advise the Company in the Purchase Agreement that they intend to resell the Notes, the Company will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus [and the Canadian Offering Memorandum]36. The provisions of Paragraphs [D, E, F and G]37 of Article VI and Articles VIII, IX, X and XIII of this Agreement apply only to Purchasers that have advised the Company of their intention to resell the Notes (“Reselling Purchasers”). All other provisions apply to any Purchaser, including a Reselling Purchaser.

Each Purchaser represents that it has not and agrees that it will not make any offer relating to the Notes by means of a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, unless (i) the free writing prospectus is listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the free writing prospectus is immaterial to the offering of the Notes, or (iii) the consent of the Company is obtained. Each Reselling Purchaser agrees to advise each person to whom it initially resells the Notes, prior to such resale, of the availability of the Pricing Prospectus and each Issuer Free Writing Prospectus referred to in Schedule B to the Purchase Agreement.

III. CLOSING

The closing will be held [at the office of the Company at One Verizon Way, Basking Ridge, New Jersey 07920,/via teleconference] on the Closing Date. Concurrent with the delivery of the Notes to the Purchasers or to the Representatives for the account of each Purchaser, payment of the full purchase price of the Notes shall be made by wire transfer in same day funds to an account or accounts designated by the Company.38

[34]	Include if Notes will be C$ denominated.
[35]	Include if Notes will be C$ denominated.
[36]	Include if Notes will be C$ denominated.
[37]	Replace bracketed text with “E, F, G and H if Notes will be C$ denominated.
[38]	Replace this paragraph with the following if Notes will be C$ denominated:

The closing will be held via teleconference on the Closing Date. Concurrent with the delivery of the Notes to the Purchasers in accordance with the terms of an authentication order delivered by the Company to     , in its capacity as the sub-authenticating agent under the Indenture (the “Sub-Authenticating Agent”), payment of the full purchase price of the Notes shall be made by wire transfer in same day funds to an account or accounts designated by the Company.

The Company agrees to make the Notes available to the Purchasers or the Representatives for inspection in New York, New York or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the Notes on the Closing Date.39

IV. CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective obligations of the Purchasers hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Pricing Prospectus [and the Preliminary Canadian Offering Memorandum]40, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; and the Purchasers [or the Representatives]41 shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

(B) The Purchasers [or the Representatives]42 shall have received on the Closing Date an opinion of the chief legal officer of the Company or the Senior Vice President, Deputy General Counsel and Corporate Secretary of the Company, or other counsel to the Company satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

(C) The Purchasers [or the Representatives]43 shall have received on the Closing Date an opinion and a letter of Milbank LLP, counsel for the Purchasers, dated the Closing Date, substantially in the forms set forth in Exhibits B-1 and B-2 hereto.

(D) The Purchasers [or the Representatives] shall have received on the Closing Date a letter from Ernst & Young LLP, independent registered public accountants for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit C hereto.

If any condition specified in this Article IV shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Articles VI and VII hereof.

V. CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

[39]	Replace this paragraph with the following if Notes will be C$ denominated:

The Company agrees to make the unsigned form of the global certificate(s) representing the Notes available to the Purchasers for inspection at least twenty-four hours prior to the time fixed for the delivery of the Notes on the Closing Date.

[40]	Include if Notes will be C$ denominated.
[41]	Include if applicable.
[42]	Include if applicable.
[43]	Include if applicable.

(B) The Company shall have received on the Closing Date the full purchase price of the Notes purchased hereunder.

VI. COVENANTS OF THE COMPANY

In further consideration of the agreements contained herein of the Purchasers, the Company covenants to the several Purchasers as follows:

(A) To furnish to the Purchasers [or the Representatives]44 a copy of the Registration Statement including the materials, if any, incorporated by reference therein, to timely file with the Commission any Prospectus relating to the offering of the Notes required to be filed by the Company pursuant to Rule 424(b) under the Act, and, during the period mentioned in Paragraph (E)45 below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers [or the Representatives]46 may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are deemed to be incorporated by reference therein.

(B) Before amending or supplementing the Registration Statement, the Basic Prospectus, the Pricing Prospectus[, / or] the Prospectus[, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum]47 with respect to the Notes, to furnish to any Purchaser [or the Representatives]48, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

(C) To pay the registration fees for the offering of the Notes within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date [and any fees in connection with the filing of any Form 45-106F1 with applicable Canadian securities regulatory authorities within the time period required by NI 45-106 plus any fees payable to the Investment Industry Regulatory Organization of Canada (IIROC) in respect of the offering in Canada.

(D) Provided the Purchasers provide the applicable information as contemplated in the Purchase Agreement, to cause to be provided or filed with the applicable Canadian provincial securities authorities all information, forms and fees required to be provided or filed by it in connection with the offering of the Notes in Canada, including the filing of the Canadian Offering Memorandum, if required, and the reports of trade on Form 45-106F1 or any equivalent form required under applicable Canadian Securities Laws together with the applicable fees, in each case, within the applicable time periods for the provision or filing thereof.]49

[The covenants in Paragraphs (D), (E), (F) and (G) apply only to Reselling Purchasers:]50

[(D) / (E)] To notify the Reselling Purchasers promptly, at any time prior to completion of the resale of the Notes by the Reselling Purchasers, and to confirm the notice in writing of (i) the delivery to the Commission for filing any document to be filed pursuant to the Exchange Act that will be incorporated by reference into the Registration Statement, (ii) any request by the Commission for any amendment or supplement to the Registration Statement or to any document incorporated by reference therein or for any additional information, (iii) the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any

[44]	Include if applicable.
[45]	Replace parenthetical with “(F)” if Notes will be C$ denominated.
[46]	Include if applicable.
[47]	Include if Notes will be C$ denominated.
[48]	Include if applicable.
[49]	Include if Notes will be C$ denominated.
[50]	Replace this language with the following if the Notes will be C$ denominated:

The covenants in Paragraphs €, (F), (G) and (H) apply only to Reselling Purchasers.

document incorporated by reference in the Registration Statement, (iv) the issuance by the Commission of any order suspending the use of the Pricing Prospectus or the Prospectus or the initiation or threatening by the Commission of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act and (vi) receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose [and (vii) the issuance of any order, ruling or decision of any Canadian federal or provincial court or securities regulatory authority restricting or ceasing trading in the Notes or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any Canadian federal or provincial court or securities regulatory authority of the institution or threatening of any proceeding for such purpose.]51

[(E) / (F)] If, at any time prior to the completion of the resale of the Notes during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173 under the Act) is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers [or the Representatives]52 by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers [or the Representatives]53 of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with applicable law.

[(F) / (G)] The Company represents that it has not and agrees that it will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, unless (i) listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the issuer free writing prospectus is immaterial to the offering of the Notes, or (iii) the consent of the Purchasers is obtained. Any free writing prospectus consented to by the Purchasers under this paragraph, as well as any other “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission and consented to by the Company under Article II hereof, is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, and has complied and will comply with the requirements of Rule 433 applicable to such Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

[(G) / (H)] To use its best efforts to qualify the Notes for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Purchasers [or the Representatives]54 shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Notes; and provided, further, that the Company shall not be required to continue the qualification of the Notes beyond one year from the date of the sale of the Notes.

[51]	Include if Notes will be C$ denominated.
[52]	Include if applicable.
[53]	Include if applicable.
[54]	Include if applicable.

VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the several Purchasers that (i) the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and the Company has not received any notice from the Commission objecting to the Company’s use of the automatic shelf registration statement form pursuant to Rule 401(g)(2) under the Act, (ii) no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission, as of the applicable effective date of the Registration Statement and any amendment thereto, (iii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (iv) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the Notes, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the date of the Basic Prospectus, the date of the Pricing Prospectus, the date of the Prospectus and the Closing Date, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (vi) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2) under the Act), the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (vii) as of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectus(es) (as defined below and identified in Schedule B to the Purchase Agreement) issued at or prior to the Applicable Time and the Pricing Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus (as defined below and identified in Schedule C to the Purchase Agreement), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to statements or omissions in any Issuer Free Writing Prospectus or the Pricing Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein, (viii) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of the Notes did not, does not and will not include any information conflicting with the information contained in the Registration Statement, (ix) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and at the date of the Purchase Agreement the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act, (x) there are no legal or governmental proceedings required to be described in the Basic Prospectus, the Pricing Prospectus or the Prospectus which are not described as required, (xi) the consummation of any transaction herein contemplated will not conflict with, result in the creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or result in the violation of any statute, or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, in each case, which would reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and (xii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.55

[55]	Replace this paragraph with the following if Notes will be C$ denominated:

The Company represents and warrants to the several Purchasers that: (i) the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and the Company has not received any notice from the Commission objecting to the Company’s use of the automatic shelf registration statement form pursuant to Rule 401(g)(2) under the Act, (ii) no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission, as of the applicable effective date of the Registration Statement and any amendment thereto, (iii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (iv) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the Notes, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the date of the Basic Prospectus, the date of the Pricing Prospectus, the date of the Prospectus and the Closing Date, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, and the Preliminary Canadian Offering Memorandum and any amendments or supplements thereto, as of the date of the Preliminary Canadian Offering Memorandum, as of the date of any such amendment or supplement and as of the Applicable Time, and the Canadian Offering Memorandum and any amendments or supplements thereto, as of the date of the Canadian Offering Memorandum, as of the date of any such amendment or supplement and as of the Closing Date, complied and will comply in all material respects with the provisions of the Canadian Securities Laws, (vi) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the Registration Statement and the Canadian Offering Memorandum did not contain, and as amended or supplemented, if applicable, will not contain, a “misrepresentation” as defined under applicable Canadian Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus or the Canadian Offering Memorandum, or any amendment or supplement thereto, respectively, and on the Closing Date, neither the Prospectus, nor the Canadian Offering Memorandum, will contain a “misrepresentation” as defined under applicable Canadian Securities Laws or any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, the Prospectus or the Canadian Offering Memorandum based upon information furnished to the Company by any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (vii) as of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectus(es) (as defined below and identified in Schedule B to the Purchase Agreement) issued at or prior to the Applicable Time, the Pricing Prospectus and the Preliminary Canadian Offering Memorandum all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus (as defined below and identified in Schedule C to the Purchase Agreement), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or included a “misrepresentation” as defined under applicable Canadian Securities Laws; provided that the Company makes no representation or warranty as to statements or omissions in any Issuer Free Writing Prospectus, the Pricing Prospectus or the Preliminary Canadian Offering Memorandum based upon information furnished to the Company by any Purchaser in writing expressly for use therein, (viii) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of the Notes did not, does not and will not include any information conflicting with the information contained in the Registration Statement, (ix) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and at the date of the Purchase Agreement the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act, (x) there are no legal or governmental proceedings required to be described in the Basic Prospectus, the Pricing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum which are not described as required, (xi) the consummation of any transaction herein contemplated will not conflict with, result in the creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or result in the violation of any statute, or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, in each case, which would reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and (xii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

As used in this section and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to the Purchase Agreement.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

VIII. INDEMNIFICATION

The Company agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact [(including as defined under Canadian Securities Laws)]56 contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus[, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum]57 (if used within the period set forth in Paragraph [(E)]58 of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact [(including as defined under Canadian Securities Laws)]59 required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Purchaser [or the Representatives by or on behalf of any Reselling Purchaser]60 in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture.

Each Reselling Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the Company in writing by the Reselling Purchaser or the Representatives by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus[, / or] the Prospectus[, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum]61.

[56]	Include if Notes will be C$ denominated.
[57]	Include if Notes will be C$ denominated.
[58]	Replace this parenthetical with “(F)” if Notes will be C$ denominated.
[59]	Include if Notes will be C$ denominated.
[60]	Include if applicable.
[61]	Include if Notes will be C$ denominated.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Purchasers on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes received by the Company bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Purchasers in respect of the Notes, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the Notes and the price paid for the Notes pursuant to the Purchase Agreement. The relative fault of the Company on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it under this Agreement and resold as contemplated herein and in the Prospectus exceeds the amount of any damages which such Reselling Purchaser has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Reselling Purchasers’ obligations to contribute as provided in this Article VIII are several in proportion to their respective purchase obligations and not joint.

IX. SURVIVAL

The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Notes.

X. TERMINATION BY RESELLING PURCHASERS

At any time prior to the Closing Date, this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York [or Toronto]62 shall have been declared by either Federal or New York State [or Canadian]63 authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States [or Canada]64 or declaration by the United States [or Canada]65 of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by the General Disclosure Package[, / and[ the Prospectus [and the Canadian Offering Memorandum]66.

XI. TERMINATION BY PURCHASERS

If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the Notes. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

XII. SUBSTITUTION OF PURCHASERS

If for any reason any Purchaser shall not purchase the Notes it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such Notes hereunder. If any Notes remain unpurchased after such 24-hour period, the amounts of Notes that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of Notes which they have respectively agreed to purchase bears to the total amount of Notes which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased Notes, provided that such aggregate increases shall not exceed 10% of the total amount of the Notes set forth in Schedule A to the Purchase Agreement. If any unpurchased Notes still remain after such 24-hour period and such increase, the Company shall have the right either to elect (i) to consummate the sale except as to any such unpurchased Notes so remaining or (ii) within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase by one or more other parties (collectively, the “Substitute Purchaser”) of such unpurchased Notes such that all of the Notes originally scheduled to be purchased hereunder shall be purchased by the non-defaulting Purchasers and such Substitute Purchaser. In such cases described in the first, second and third sentences of this paragraph, either the Purchasers [or the Representatives]67, on the one hand, or the Company, on the other hand, shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale pursuant to clause (i) of the third sentence of this paragraph and any unpurchased Notes remain for which no satisfactory substitute Purchaser is obtained pursuant to clause (ii) of the third sentence of this paragraph, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any Notes under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.

[62]	Include if Notes will be C$ denominated.
[63]	Include if Notes will be C$ denominated.
[64]	Include if Notes will be C$ denominated.
[65]	Include if Notes will be C$ denominated.
[66]	Include if Notes will be C$ denominated.
[67]	Include if applicable.

XIII. NO ADVISORY OR FIDUCIARY RELATIONSHIP

The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed by it to be appropriate.

XIV. MISCELLANEOUS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

EXHIBIT A

[Letterhead of Counsel of Verizon Communications Inc.]

and the other several Purchasers

referred to in the Purchase Agreement

dated     , among such

Purchasers and Verizon Communications Inc.

Re:	Verizon Communications Inc.

  Notes due

Ladies and Gentlemen:

I have been requested by Verizon Communications Inc., a Delaware corporation (the “Company”), as [insert applicable title] of the Company, to furnish you with my opinion pursuant to Paragraph (B) of Article IV of the Standard Debt Securities Purchase Agreement Provisions (     Edition) attached as Annex A to the Purchase Agreement dated      (the “Agreement”) among the Company and you, relating to the purchase and sale of [$/€/£/C$]    ,000 aggregate principal amount of the Company’s      Notes due      (the “Notes”). Capitalized terms not defined herein have the meanings assigned to such terms in the Agreement.

In this connection, I, or attorneys under my direction, have examined among other things:

(a) The restated certificate of incorporation and the bylaws of the Company, each as presently in effect;

(b) A copy of the indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of April 4, 2016 (the “Fourth Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of May 15, 2020 (the “Fifth Supplemental Indenture,” and together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), under which the Notes are being issued, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”);

(c) [The Supplemental Indenture, dated as of      between the Company and the Trustee/The resolutions of the Board of Directors of the Company, adopted    , (the “Board Resolution”)/The certificate, dated    , of authorized officers of the Company pursuant to authorization from the Board of Directors] specifically authorizing the Notes, including the issuance and sale of the Notes;

(d) The Notes;

(e) The Agreement;

(f) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture, [the Supplemental Indenture,] the Agreement and the Notes;

(g) The records of all proceedings taken by the Company relating to the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”); and

(h) The Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, as each such term is defined in the Agreement, including all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated therein by reference (the “Incorporated Documents”).

[(i) The Paying Agent, Security Registrar, Transfer Agent and Sub-Authenticating Agent Agreement dated as of     , 20[ ] , among the Company, the Trustee and Computershare Advantage Trust of Canada (f/k/a BNY Trust Company of Canada) (the “Canadian Agent”).]68

I, or attorneys under my direction, have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and other instruments relating to the offer and sale of the Notes as I have deemed necessary or advisable for the purpose of this opinion. In such examination I have assumed that all signatures on all such documents are genuine and that all documents submitted to us as originals are authentic, and that copies of all documents submitted to us are complete and conform to the original documents.

On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which the Company’s ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, business prospects, properties, financial condition or results of operations of the Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

2. All legal proceedings necessary to the authorization, issue and sale of the Notes have been taken by the Company.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company.

4. The Indenture is in proper form, has been duly authorized, has been duly executed by the Company and the Trustee and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws of general applicability affecting the enforceability of creditors’ rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the TIA.

5. The Notes (i) conform as to legal matters in all material respects with the description thereof in the General Disclosure Package and the Prospectus, (ii) have been duly authorized and executed by the Company, and (iii) assuming due authentication and delivery thereof by the Trustee and payment therefor by the Purchasers in accordance with the terms of the Purchase Agreement, and subject to the qualifications set forth in paragraph 4 above, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the Notes.

6. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental or regulatory authority of the United States of America, the State of New York or the State of Delaware is required for the issuance and sale of the Notes.

7. The execution and delivery of the Agreement, the Notes and the Indenture and the consummation of the transactions contemplated therein will not result in a violation of or conflict with the provisions of the restated certificate of incorporation or the bylaws of the Company or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over the Company or its property.

[68]	Include if Notes will be C$ denominated.

8. To my knowledge there is no litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of the Agreement.

9. The Registration Statement became effective under the Act, and, based solely upon a review of filings on the website of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the best of my knowledge, no proceeding for that purpose is pending or threatened by the Commission. The Registration Statement as of its most recent effective date (including each deemed effective date pursuant to Rule 430B(f)(2) under the Act), the Pricing Prospectus as of the Applicable Time, and the Prospectus as of the date thereof (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement, the Pricing Prospectus or the Prospectus, as to which no opinion is expressed) appear on their face to be appropriately responsive in all material respects relevant to the offering of the Notes, to the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Securities and Exchange Commission thereunder. For purposes of this paragraph, I have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the Notes in the manner specified in the Prospectus, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the Notes in such States.

In addition, I confirm to you that I have no reason to believe (A) that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2) under the Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) that the General Disclosure Package and the Incorporated Documents, considered as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I make no statement and express no belief as to the financial statements and schedules or other financial and accounting information and data or management’s report on the effectiveness of internal control over financial reporting contained therein.

In rendering the opinions contained herein, I am acting solely in my capacity as counsel to the Company, and I am not engaged or acting as counsel for any other person or entity. I disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date hereof, and disclaim any responsibility or duty to bring to your attention any change in the information herein.

I express no opinion: (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture and the Notes; (b) as to the subject-matter jurisdiction of the federal courts of the United States located in the Borough of Manhattan in The City of New York to adjudicate any controversy related to the Indenture; and (c) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

I express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the corporate laws of the State of Delaware.

Without my prior written consent, the opinions contained herein may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank LLP [and __________] may rely upon the opinions contained herein as if this letter were separately addressed to them.

Very truly yours,

cc: Milbank LLP

  [_________]

EXHIBIT B-1

MILBANK LLP

55 Hudson Yards

New York, New York 10001-2163

VERIZON COMMUNICATIONS INC.

[$/€/£/C$]    ,000   Notes due

and the other several Purchasers

referred to in the Purchase Agreement

dated     , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We have been designated by Verizon Communications Inc. (the “Company”) as counsel for the purchasers of [$/€/£/C$]    ,000 aggregate principal amount of its   Notes due   (the “Notes”). Pursuant to such designation and the terms of a Purchase Agreement dated    , relating to the Notes (the “Purchase Agreement”), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the Notes, which are issued under an Indenture dated as of December 1, 2000, as amended and supplemented (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as Trustee. We are furnishing this letter to you pursuant to the Purchase Agreement. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

In rendering the opinions expressed below, we have examined [__________ and] originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the General Disclosure Package and the Registration Statement hereinafter mentioned.

In our examination of the documents referred to above we have assumed, with your permission and without independent investigation, that:

(a) except, in each case, to the extent specifically set forth below with respect to the Company, (i) each party to the Purchase Agreement, the Indenture and the Notes is duly organized and validly existing under the laws of the jurisdiction of its organization; (ii) each party to the Purchase Agreement, the Indenture and the Notes has full power and authority (corporate or other) to execute, deliver and perform its obligations under such agreements; (iii) the Purchase Agreement, the Indenture and the Notes have been duly authorized by all necessary action on the part of the parties thereto; and (iv) the Purchase Agreement, the Indenture and the Notes have been duly executed and delivered by such parties and are valid, binding and enforceable obligations of such parties;

(b) the making and performance of each of the Purchase Agreement, the Indenture and the Notes by the respective parties thereto do not, in the case of any such party, contravene, and such agreements are not invalid or unenforceable under, the law of the jurisdiction of organization of such party; and

(c) you, the Company and the subsequent purchasers of the Notes have complied, and will comply, with the respective covenants and agreements made by you, the Company and subsequent purchasers of the Notes in the Purchase Agreement, the Indenture and the Notes, as the case may be.

(d) performance of each of the Purchase Agreement, Indenture and Notes by the respective parties thereto do not, in the case of any such party, contravene, and such agreements are not invalid under, the law of the jurisdiction of organization of such party; and

(e) the Notes have been duly authenticated by the Trustee.

In addition, we attended the closing held today [at the offices of the Company at One Verizon Way, Basking Ridge, New Jersey/via teleconference], at which the Company caused the Notes to be delivered to and held by the [insert name of the recipient of the Notes][ on behalf of The Depository Trust Company, 55 Water Street, New York, New York/, as common depositary on behalf of Euroclear and Clearstream], for your several accounts, against payment therefor.

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; and (B) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

4. The Notes have been duly authorized, executed and delivered by the Company and the Notes and the Indenture conform as to legal matters in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. The Notes, when authenticated by the Trustee under the Indenture and issued and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the Notes (subject to the qualifications in paragraph 3 above).

5. On the basis of information received by the Company from the Securities and Exchange Commission (the “Commission”), the Registration Statement, as such term is defined in the Purchase Agreement, filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Act”), is effective under the Act and, to our knowledge based on our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or threatened.. The Prospectus is lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the Notes in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the Notes in such States. For the purposes of this paragraph 5, the term “knowledge” means the current actual knowledge of the attorneys at our firm who are actively and directly involved in the representation of the Purchasers in connection with the transactions contemplated by the Purchase Agreement.

6. The Registration Statement, as of its most recent effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of the date thereof (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement, the Pricing Prospectus or the Prospectus as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the requirements of the Act and the Securities Exchange Act of 1934, as amended, as applicable, and the applicable rules and regulations of the Commission thereunder. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

We express no opinion (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture and the Notes; (b) as to the subject-matter jurisdiction of the federal courts of the United States located in the Borough of Manhattan in The City of New York to adjudicate any controversy related to the Indenture; or (c) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

The foregoing opinions are limited to matters involving the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States. The opinions contained herein are rendered to you and are solely for your benefit in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

MILBANK LLP

EXHIBIT B-2

MILBANK LLP

55 Hudson Yards

New York, New York 10001-2163

VERIZON COMMUNICATIONS INC.

[$/€/£/C$]    ,000      Notes due

and the other several Purchasers

referred to in the Purchase Agreement

dated    , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We acted as counsel for the Purchasers in connection with the purchase by you of [$/€/£/C$]     ,000,000 aggregate principal amount of      Notes due      (the “Notes”) issued by Verizon Communications Inc. (the “Company”) pursuant to the terms of a Purchase Agreement dated    , relating to the Notes (the “Purchase Agreement”), entered into by you with the Company. We are furnishing this letter to you pursuant to the Purchase Agreement. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

As counsel for the Purchasers, we reviewed the Registration Statement, the General Disclosure Package and the Prospectus (each such document being prepared by the Company), we reviewed certain corporate records and documents furnished to us by the Company and we participated in discussions with counsel for and representatives of the Company, independent registered public accountants for the Company and your representatives regarding the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters. We note that we did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, although we have reviewed such documents and considered the factual matters set forth therein as a part of the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth in this letter. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Prospectus and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraph 4 of our separate opinion letter to you dated the date hereof. In addition, we are not passing upon and do not assume any responsibility for ascertaining whether or when any of the General Disclosure Package or the Prospectus was conveyed to any person for purposes of Rule 159 under the Act.

On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that: (i) the Registration Statement (other than the financial statements and schedules and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its most recent effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished to you by us as counsel to the Purchasers, is solely for the benefit of the Purchasers in connection with the closing under the Purchase Agreement of the sale of the Notes occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

MILBANK LLP

EXHIBIT C

LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1.

We are an independent registered public accounting firm with respect to Verizon Communications Inc. and subsidiaries (“Verizon”) within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.

In our opinion, the consolidated financial statements and financial statement schedules audited by us and included or incorporated by reference in Verizon’s [Annual Report on Form 10-K at December 31, 20[•]]/[Current Report on Form 8-K filed with the SEC on [•]] and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	[INCLUDE IF REVIEW COVERS QUARTERLY FINANCIALS]

a.

With respect to the three-month periods ended March 31, [June 30] and [September 30,] 20[•] and 20[•] [and the six-month periods ended June 30, 20[•] and 20[•]][and the nine-month periods ended September 30, 20[•] and 20[•]], we have:

i.

Performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements for these periods, included in Verizon’s quarterly reports on Forms 10-Q for the quarters ended March 31, 20[•], [June 30, 20[•]] and [September 30, 20[•]] incorporated by reference in the Registration Statements; and

ii.

Inquired of certain officials of Verizon who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to under [3.a.i.] comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

[INCLUDE IF REVIEW INCLUDES MONTHLY AUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS]

b.	With respect to the period from [beginning of month], 20[•] to [end of month], 20[•], we have:

i.

Read the unaudited condensed consolidated financial statements of Verizon for [months covered by the period] of both 20[•] and 20[•] furnished to us by Verizon, officials of Verizon having advised us that no such financial statements as of any date or for any period subsequent to [end of month], 20[•] were available. The financial information for [months covered by the period] are incomplete in that it omits the statement of comprehensive income and footnote disclosures; and

ii.

Inquired of certain officials of Verizon who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to under [3.b.i.] are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraphs. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

4.	Nothing came to our attention as a result of the procedures in [3.a][3.b] above that caused us to believe that:

[INCLUDE FOR FINANCIALS COVERED BY [3.A] ABOVE]

a.

Any material modifications should be made to the unaudited condensed consolidated financial statements, incorporated by reference in the Registration Statement, for them to be in conformity with US generally accepted accounting principles;

b.

The unaudited condensed consolidated financial statements discussed above do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC; or

[INCLUDE FOR FINANCIALS COVERED BY [3.B] ABOVE]

c.

(i) at [end of month], 20[•], there was any change in the common stock, increases in consolidated net current liabilities or long-term debt or any decrease in total equity of Verizon as compared with the amounts shown in the [month of quarterly financials covered by [3.b.]], 20[•] unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement [except for description to be provided, if any]; or (ii) for the period from [month], 20[•] to [month], 20[•], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or consolidated net income [except for description to be provided, if any].

5.

As mentioned under [3.b.i.] above, Verizon’s officials have advised us that no consolidated financial statements as of any date or for any period subsequent to [end of month], 20[•] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [month], 20[•] have, of necessity, been even more limited than those with respect to the periods referred to in [3.a.] and [3.b.] above. We have inquired of certain officials of Verizon who have responsibility for financial and accounting matters as to whether: (i) at [•], 20[•] there was any change in the common stock, increases in net current liabilities or long-term debt, decreases in total equity or any decreases in consolidated net current assets or shareholders’ equity of Verizon as compared with the amounts shown on the [month of quarterly financials covered by [3.b.]], 20[•] unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from [•], 20[•] to [•], 20[•], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or consolidated net income. Those officials were unable to respond to our inquiries regarding (i) any such change in the common stock, any such increases in net current liabilities or long-term debt, or any decrease in total equity, and (ii) any such decreases in consolidated operating revenues or consolidated net income for the period from [•], 20[•] to [•], 20[•] because no financial statements as of any date after, or for any period subsequent to [month], 20[•] were available.